Exhibit 99.1

Media:	Wendy Olson (713) 627-4072 (713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf (713) 627-4600

Date:	February 3, 2011

Spectra Energy Reports Fourth Quarter and Year-End 2010 Results

2010 Ongoing Net Income Up 34 Percent

•	2010 ongoing net income up 34 percent – notable increase a result of expansion projects placed into service and a recovery in commodity prices.

•	$1.57 ongoing 2010 diluted earnings per share (EPS); exceeded 2010 ongoing target of $1.42 by 11 percent.

•	Placed $900 million of expansion projects into service, delivering returns on capital employed well in excess of targeted 10-12 percent range.

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported 2010 net income from controlling interests of $1.05 billion, or $1.61 diluted EPS, compared with $849 million, or $1.32 diluted EPS in 2009. Ongoing 2010 net income was $1.02 billion, or $1.57 diluted EPS, compared with $759 million, $1.18 diluted EPS, in the prior year.

The company reported 2010 fourth quarter net income from controlling interests of $320 million, or $0.49 diluted EPS, compared with $220 million, or $0.34 EPS, in the prior year quarter. Ongoing net income was $303 million, or $0.47 EPS, versus $218 million, or $0.33 EPS, during the prior year quarter.

2010 year-end and fourth quarter results reflect strong earnings growth from expansion projects brought into service, improved commodity prices and a stronger Canadian dollar.

2010 Business Highlights

•	Met a major milestone on the New Jersey-New York Expansion Project with the filing of the certificate application with the Federal Energy Regulatory Commission (FERC).

•	Completed Phase 1 of TEMAX/TIME III Project to transport new Rockies natural gas supplies to major U.S. Northeast markets.

•	Completed Algonquin East-to-West Expansion Project to deliver new gas supplies, including LNG-sourced supplies, into U.S. Northeast markets.

•	Successfully executed on the Fort Nelson Expansion Project in Western Canada, with 9 of 10 projects completed on time and on budget; final project scheduled for completion in 2011, per plan.

•	Enhanced Gulf Coast storage position with Bobcat Gas Storage acquisition.

•	Field Services advanced key growth projects in Denver-Julesburg Basin, Permian Basin and Eagle Ford.

“Spectra Energy and its investors experienced a very good year in 2010. We targeted a 20 percent increase in earnings over the previous year and nicely surpassed that goal, delivering a 34 percent increase with each of our businesses registering impressive gains,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp. “We not only benefited from expansion projects placed in service and growth in our fee-based businesses, but with the rebound in commodity prices, our Field Services business generated distributions of nearly $300 million to the company.”

“We remain acutely focused on our plan to profitably invest more than $5 billion in expansion capital over the next five years, which could allow us to realize incremental annual EBIT of $500 to $600 million for returns on capital employed in the 10 to 12 percent range,” Ebel continued.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported fourth quarter 2010 earnings before interest and taxes (EBIT) of $247 million, compared with $204 million in fourth quarter 2009. The 2010 period included a $10 million special item related to a customer bankruptcy settlement.

Excluding the above special item, ongoing EBIT for fourth quarter 2010 was $237 million, compared with $204 million in the prior year quarter. The 2010 quarter benefited from expansion projects, including TEMAX/TIME III and Algonquin East-to-West and the Bobcat Storage acquisition.

Year-end reported EBIT for U.S Transmission was $948 million, compared with $894 million in 2009.

Distribution

Distribution reported fourth quarter 2010 EBIT of $127 million, compared with $96 million in fourth quarter 2009. This improvement is mainly due to an increase in storage and transportation revenues, lower operating costs, higher customer usage because of colder weather and a stronger Canadian dollar.

Year-end reported EBIT for Distribution was $409 million, compared with $336 million in 2009.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported fourth quarter 2010 EBIT of $131 million, compared with $120 million in fourth quarter 2009. The segment benefited from improved results in the base gathering and processing business, primarily driven by higher contracted volumes from expansions in both the Horn River and Montney areas of British Columbia. The segment also benefited from the effect of a stronger Canadian dollar. These increases were partially offset by lower earnings at the Empress natural gas liquids (NGL) business.

Year-end reported EBIT for Western Canada Transmission & Processing was $409 million, compared with $343 million in 2009.

Field Services

Field Services reported fourth quarter 2010 EBIT of $108 million, compared with $77 million in fourth quarter 2009. The increase in earnings was mostly driven by higher commodity prices, a gain associated with ongoing unit issuances by DCP Midstream’s master limited partnership and lower maintenance costs, partially offset by lower volumes in the Mid-Continent region.

During fourth quarter 2010, crude oil averaged approximately $85 per barrel, compared with approximately $76 per barrel in the prior year quarter. The NGL-to-crude relationship averaged 52 percent during the 2010 quarter versus 53 percent in fourth quarter 2009. This equates to an NGL price of $1.06 per gallon during the 2010 quarter versus $0.96 per gallon in prior year quarter. NYMEX natural gas averaged approximately $3.80 per million British thermal unit (MMBtu) versus $4.17 per MMBtu during the same period in 2009.

DCP Midstream paid distributions of $60 million to Spectra Energy for the quarter and $288 million for the year.

Year-end reported EBIT for Field Services was $335 million, compared with $296 million in 2009.

Other

“Other” reported a net benefit of $15 million in fourth quarter 2010, including a benefit of $31 million related to an early termination notice of capacity contracts the company held on the Alliance pipeline. Excluding this special item, ongoing EBIT for fourth quarter 2010 was $16 million net costs, compared with net costs of $28 million in fourth quarter 2009. Fourth quarter 2010 benefited from lower captive insurance losses and other corporate costs.

Year-end reported net costs for “Other” were $38 million, compared with $74 million in 2009.

Interest Expense

Interest expense was $154 million for fourth quarter 2010, consistent with fourth quarter 2009.

Interest expense for 2010 was $630 million, compared with $610 million in 2009.

Income Taxes

Fourth quarter 2010 income tax expense from continuing operations was $141 million, compared with $92 million reported in fourth quarter 2009. The increase resulted primarily from higher earnings in fourth quarter 2010.

Special Items Affecting Spectra Energy’s Diluted EPS for the Quarters Include: (in millions, except per-share amounts)
	Pre-tax Amount	Tax Effect	Net Income – Controlling Interests Impact	Diluted EPS Impact

Fourth Quarter 2010
Customer bankruptcy settlement	$10	$(4)	$6	$0.01
Early termination of capacity held on Alliance Pipeline	31	(9)	22	0.03

Total Special Items	$41	$(13)	$28	$0.04

Fourth Quarter 2009	$—	$—	$—	$—

Reconciliation of Reported to Ongoing Net Income – Controlling Interests (in millions)
	Quarters Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Net Income – Controlling Interests as Reported	$320	$220	$1,049	$849
Adjustments to Reported Net Income – Controlling Interests:
Special Items	(28)	—	(23)	(85)
Discontinued Operations	11	(2)	(6)	(5)

Ongoing Net Income – Controlling Interests	$303	$218	$1,020	$759

Reconciliation of Reported to Ongoing Diluted EPS
	Quarters Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Diluted EPS as Reported	$0.49	$0.34	$1.61	$1.32
Special Items	(0.04)	—	(0.03)	(0.13)
Discontinued Operations	0.02	(0.01)	(0.01)	(0.01)

Diluted EPS, Ongoing	$0.47	$0.33	$1.57	$1.18

Additional Information

Additional information about fourth quarter and year-end 2010 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com. The analyst call is scheduled for today, Thursday, February 3, 2011, at 9:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “35168258” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, May 4, 2011, by dialing (800) 642-1687 with conference ID 35168258. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued

operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment EBIT and Other EBIT (net costs) as measures of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBIT are reported segment or Other EBIT, which represent EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition; the performance of natural gas transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2009 Form 10-K, filed on February 25, 2010, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 19,100 miles of transmission pipeline, more than 305 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of the Dow Jones Sustainability World and North America Indexes and the U.S. S&P 500 Carbon Disclosure Project’s Leadership Index for both Carbon Performance and Disclosure. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

December 2010

(Unaudited)

(In millions, except per-share amounts and where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.51	$0.33	$1.60	$1.31
Earnings Per Share, Diluted	$0.49	$0.34	$1.61	$1.32
Dividends Per Share	$0.25	$0.25	$1.00	$1.00
Weighted-Average Shares Outstanding, Diluted	650	650	650	643

INCOME
Operating Revenues	$1,383	$1,298	$4,945	$4,552
Total Reportable Segment EBIT	613	497	2,101	1,869
Income (Loss) from Discontinued Operations, Net of Tax	(11)	2	6	5
Net Income - Controlling Interests	320	220	1,049	849

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$247	$204	$948	$894
Distribution	127	96	409	336
Western Canada Transmission & Processing	131	120	409	343
Field Services	108	77	335	296

Total Reportable Segment EBIT	613	497	2,101	1,869
Other EBIT	15	(28)	(38)	(74)

Total Reportable Segment and Other EBIT	$628	$469	$2,063	$1,795

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission			$641	$432
Distribution			227	224
Western Canada Transmission & Processing			449	353
Other			39	32

Total Capital and Investment Expenditures, Excluding Acquisitions			$1,356	$1,041

Acquisitions, Net of Cash Acquired (a)			$492	$295

			December 31,
			2010	2009
CAPITALIZATION
Common Equity - Controlling Interests			39%	40%
Noncontrolling Interests and Preferred Stock			5%	4%
Total Debt			56%	56%

Total Debt			$11,320	$9,918
Book Value Per Share (b)			$12.03	$10.88
Actual Shares Outstanding			649	647

(a)	Represents acquisitions of Bobcat gas storage assets in 2010 and Ozark gas transmission and gathering systems in 2009.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

December 2010

(Unaudited)

(In millions, except where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
U.S. TRANSMISSION
Operating Revenues	$480	$444	$1,821	$1,690
Operating Expenses
Operating, Maintenance and Other	189	187	671	577
Depreciation and Amortization	66	64	258	246
Gains on Sales of Other Assets and Other, net	10	—	11	11
Other Income and Expenses	33	31	126	91
Noncontrolling Interests	21	20	81	75

EBIT	$247	$204	$948	$894

Proportional Throughput, TBtu (a)	699	680	2,708	2,574

DISTRIBUTION
Operating Revenues	$519	$509	$1,779	$1,745
Operating Expenses
Natural Gas Purchased	235	261	770	878
Operating, Maintenance and Other	108	106	406	358
Depreciation and Amortization	49	46	194	172
Other Income and Expenses	—	—	—	(1)

EBIT	$127	$96	$409	$336

Number of Customers, Thousands			1,344	1,325
Heating Degree Days, Fahrenheit	2,544	2,471	6,832	7,435
Pipeline Throughput, TBtu	248	220	913	809
Canadian Dollar Exchange Rate, Average	1.01	1.06	1.03	1.14

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$386	$345	$1,345	$1,115
Operating Expenses
Natural Gas and Petroleum Products Purchased	101	79	290	222
Operating, Maintenance and Other	117	108	486	407
Depreciation and Amortization	45	39	169	144
Loss on Sales of Other Assets, net	—	—	(1)	—
Other Income and Expenses	8	1	10	1

EBIT	$131	$120	$409	$343

Pipeline Throughput, TBtu	176	158	627	604
Volumes Processed, TBtu	174	161	664	655
Empress Inlet Volumes, TBtu	159	159	600	737
Canadian Dollar Exchange Rate, Average	1.01	1.06	1.03	1.14

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$108	$77	$335	$296

EBIT	$108	$77	$335	$296

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	7.0	6.8	6.9	6.9
Natural Gas Liquids Production, MBbl/d (b,c)	383	369	369	358
Average Natural Gas Price Per MMBtu (d)	$3.80	$4.17	$4.39	$3.99
Average Natural Gas Liquids Price Per Gallon	$1.06	$0.96	$0.98	$0.71
Average Crude Oil Price Per Barrel (e)	$85.18	$76.23	$79.53	$61.81

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009

Operating Revenues	$1,383	$1,298	$4,945	$4,552
Operating Expenses	894	918	3,281	3,088
Gains on Sales of Other Assets and Other, net	10	—	10	11

Operating Income	499	380	1,674	1,475

Other Income and Expenses	148	104	462	406
Interest Expense	154	154	630	610

Earnings From Continuing Operations Before Income Taxes	493	330	1,506	1,271
Income Tax Expense From Continuing Operations	141	92	383	352

Income From Continuing Operations	352	238	1,123	919
Income (Loss) From Discontinued Operations, net of tax	(11)	2	6	5

Net Income	341	240	1,129	924
Net Income - Noncontrolling Interests	21	20	80	75

Net Income - Controlling Interests	$320	$220	$1,049	$849

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	December 31, 2010	December 31, 2009
ASSETS

Current Assets	$1,638	$1,429
Investments and Other Assets	7,003	6,356
Net Property, Plant and Equipment	16,980	15,347
Regulatory Assets and Deferred Debits	1,065	959	(a)

Total Assets	$26,686	$24,091

LIABILITIES AND EQUITY

Current Liabilities	$2,523	$2,495
Long-term Debt	10,169	8,947
Deferred Credits and Other Liabilities	5,249	4,843	(a)
Preferred Stock of Subsidiaries	258	225
Equity	8,487	7,581	(a)

Total Liabilities and Equity	$26,686	$24,091

(a)	Includes a revision for immaterial prior period tax corrections.

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Years Ended December 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,129	$924
Adjustments to reconcile net income to net cash provided by operating activities	279	836

Net cash provided by operating activities	1,408	1,760

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,101)	(1,021)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	656	(803)

Effect of exchange rate changes on cash	1	25

Net decrease in cash and cash equivalents	(36)	(39)
Cash and cash equivalents at beginning of period	166	205

Cash and cash equivalents at end of period	$130	$166

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2010 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$247	$(10	) A	$—		$(10)	$237

Distribution	127	—		—		—	127

Western Canada Transmission & Processing	131	—		—		—	131

Field Services	108	—		—		—	108

Total Reportable Segment EBIT	613	(10)		—		(10)	603

Other	15	(31	) B	—		(31)	(16)

Total Reportable Segment and Other EBIT	$628	$(41)		$—		$(41)	$587

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$628	$(41)		$—		$(41)	$587
Interest Expense	(154)	—		—		—	(154)
Interest Income and Other	19	—		—		—	19
Income Taxes from Continuing Operations	(141)	13		—		13	(128)
Discontinued Operations, net of Tax	(11)	—		11	C	11	—

Total Net Income	$341	$(28)		$11		$(17)	$324

Total Net Income - Noncontrolling Interests	(21)	—		—		—	(21)

Total Net Income - Controlling Interests	$320	$(28)		$11		$(17)	$303

EARNINGS PER SHARE, BASIC	$0.49	$(0.04)		$0.02		$(0.02)	$0.47

EARNINGS PER SHARE, DILUTED	$0.49	$(0.04)		$0.02		$(0.02)	$0.47

A - Customer bankruptcy settlement

B - Benefit from termination notice on Alliance capacity contract

C - Net expenses from Sonatrach settlement transactions

Weighted Average Shares (reported and ongoing) - in millions

Basic	648

Diluted	650

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2009 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$204	$—		$—	$204

Distribution	96	—		—	96

Western Canada Transmission & Processing	120	—		—	120

Field Services	77	—		—	77

Total Reportable Segment EBIT	497	—		—	497

Other	(28)	—		—	(28)

Total Reportable Segment and Other EBIT	$469	$—		$—	$469

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$469	$—		$—	$469
Interest Expense	(154)	—		—	(154)
Interest Income and Other	15	—		—	15
Income Taxes from Continuing Operations	(92)	—		—	(92)
Discontinued Operations, net of Tax	2	(2	) A	(2)	—

Total Net Income	$240	$(2)		$(2)	$238

Total Net Income - Noncontrolling Interests	(20)	—		$—	(20)

Total Net Income - Controlling Interests	$220	$(2)		$(2)	$218

EARNINGS PER SHARE, BASIC	$0.34	$—		$—	$0.34

EARNINGS PER SHARE, DILUTED	$0.34	$(0.01)		$(0.01)	$0.33

A - Sonatrach settlement and Nevis and Brazeau River gathering and processing facilities in Western Canada.

Weighted Average Shares (reported and ongoing) - in millions

Basic	647

Diluted	650

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2010 Year-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$948	$(10	) A	$—		$(10)	$938

Distribution	409	—		—		—	409

Western Canada Transmission & Processing	409	—		—		—	409

Field Services	335	—		—		—	335

Total Reportable Segment EBIT	2,101	(10)		—		(10)	2,091

Other	(38)	(24	) B	—		(24)	(62)

Total Reportable Segment and Other EBIT	$2,063	$(34)		$—		$(34)	$2,029

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$2,063	$(34)		$—		$(34)	$2,029
Interest Expense	(630)	—		—		—	(630)
Interest Income and Other	73	—		—		—	73
Income Taxes from Continuing Operations	(383)	11		—		11	(372)
Discontinued Operations, net of Tax	6	—		(6	) C	(6)	—

Total Net Income	$1,129	$(23)		$(6)		$(29)	$1,100

Total Net Income - Noncontrolling Interests	(80)	—		—		—	(80)

Total Net Income - Controlling Interests	$1,049	$(23)		$(6)		$(29)	$1,020

EARNINGS PER SHARE, BASIC	$1.62	$(0.04)		$(0.01)		$(0.05)	$1.57

EARNINGS PER SHARE, DILUTED	$1.61	$(0.03)		$(0.01)		$(0.04)	$1.57

A - Customer bankruptcy settlement

B - Benefit from termination notice on Alliance capacity contract and resolution of pre-spin litigation

C - Mainly a tax adjustment related to previous discontinued operations and net expenses from Sonatrach settlement transactions

Weighted Average Shares (reported and ongoing) - in millions

Basic	648

Diluted	650

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2009 Year-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$894	$—		$—		$—	$894

Distribution	336	—		—		—	336

Western Canada Transmission & Processing	343	—		—		—	343

Field Services	296	(135	) A	—		(135)	161

Total Reportable Segment EBIT	1,869	(135)		—		(135)	1,734

Other	(74)	—		—		—	(74)

Total Reportable Segment and Other EBIT	$1,795	$(135)		$—		$(135)	$1,660

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$1,795	$(135)		$—		$(135)	$1,660
Interest Expense	(610)	—		—		—	(610)
Interest Income and Other	86	—		—		—	86
Income Taxes from Continuing Operations	(352)	50		—		50	(302)
Discontinued Operations, net of Tax	5	—		(5	) B	(5)	—

Total Net Income	$924	$(85)		$(5)		$(90)	$834

Total Net Income - Noncontrolling Interests	(75)	—		—		$—	(75)

Total Net Income - Controlling Interests	$849	$(85)		$(5)		$(90)	$759

EARNINGS PER SHARE, BASIC	$1.32	$(0.13)		$(0.01)		$(0.14)	$1.18

EARNINGS PER SHARE, DILUTED	$1.32	$(0.13)		$(0.01)		$(0.14)	$1.18

A - Recognition of a deferred gain associated with units previously issued by DCP Midstream’s master limited partnership.

B - Primarily Sonatrach settlement.

Weighted Average Shares (reported and ongoing) - in millions

Basic	642

Diluted	643